Exhibit 99.1

Dear Boston Capital Tax Credit Fund V L.P. Investor:

CONSENT TO AMEND THE AGREEMENT OF LIMITED PARTNERSHIP OF BOSTON CAPITAL TAX CREDIT FUND V L.P.:

■	You will be receiving a ballot to vote your Beneficial Assignee Certificates (“BACs”) to amend the Limited Partnership Agreement of Boston Capital Tax Credit Fund V L.P. (the “Fund”).

■	Please watch your mail for the consent solicitation ballot and materials.

■	The holders of a majority of BACs must vote in favor for the amendment to occur.

■	The proposed amendment would permit the General Partner to sell all or substantially all of the assets or any Series thereof in liquidation of the Partnership without seeking additional consent from the holders of BACs.

Rule 14a-12 Legend

The Fund and its general partner, Boston Capital Associates V LLC (the “General Partner”), may be deemed to be participants in the solicitation of proxies from the Fund’s investors in connection with the proposal to amend the Fund’s Agreement of Limited Partnership. Information about the General Partner is set forth in the forthcoming proxy statement and in the Annual Report on Form 10-K for the year ended March 31, 2018.

You are urged to read the proxy statement when it becomes available because it will contain important information. The proxy statement, the Annual Report on Form 10-K and any other documents filed by the Fund with the SEC may be obtained free of charge at the SEC web site at www.sec.gov.

If you have any questions, please call us at 800-955-2733.

Investor Services for Boston Capital One Boston Place	Boston, MA 02108-4406	Phone: 800-955-2733	Fax: 617-624-8999

c/o Boston Capital One Boston Place Boston, MA 02108 www.bostoncapital.com	Presorted First Class Mail U.S. Postage PAID Permit No. 837 Brockton, MA

BOSTON CAPITAL TAX CREDIT FUND V L.P.
AMENDMENT NOTICE